UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 8, 2003

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 342-6000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On October 8, 2003, Computer Associates International, Inc. (“CA”) issued a press release announcing preliminary results of an inquiry conducted by the Audit Committee of the Board of Directors of CA and that the Company expected to achieve results for the quarter ended September 30, 2003 that will be in line with previous guidance. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable

(b)  Not applicable
(c)  Exhibit 99.1 - Press release dated October 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.

Dated: October 9, 2003	By: /s/ Steven M. Woghin
Steven M. Woghin
Senior Vice President
and General Counsel